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                                                                    EXHIBIT 10-H

                                                               SIGNATURE VERSION
                                                                       12 AUGUST
                      ------------------------------------
                           PURCHASE AND SALE AGREEMENT
                      ------------------------------------

                        GALVATEK AMERICA CORPORATION AND
                          GALVATEK ONTARIO CORPORATION
                                       and
                        NATIONAL ONTARIO CORPORATION AND
                          NATIONAL ONTARIO II, LIMITED

                              Dated August 13, 2002

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                               TABLE OF CONTENTS

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                                                                                Page(s)
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SECTION 1.   DEFINITIONS AND INTERPRETATIONS......................................  2
      1.1    Definitions..........................................................  2
      1.2    Interpretations......................................................  6

SECTION 2.   SALE AND PURCHASE OF THE NSC INTERESTS; CONSIDERATION................  7

SECTION 3.   CLOSING..............................................................  7
     3.1     Closing..............................................................  7
     3.2     Closing Deliveries of the NSC SPVs...................................  7
     3.3     Closing Deliveries of the NKK SPVs...................................  8

SECTION 4.   CONDITIONS PRECEDENT.................................................  9
     4.1     Conditions Precedent to Obligations of the NSC SPVs..................  9
               4.1.1  Compliance with Agreement...................................  9
               4.1.2  Execution of the Forbearance Agreement, LAA and Two-Party
                      TPA.........................................................  9
               4.1.3  Bankruptcy Court Approval...................................  9

     4.2     Conditions Precedent to Obligations of the NKK SPVs..................  9
               4.2.1  Compliance with Agreement...................................  9
               4.2.2  Execution of the Forbearance Agreement, LAA and Two-Party
                      TPA.........................................................  9
               4.2.3  Bankruptcy Court Approval...................................  9
               4.2.4  Appropriate Entry on DNN Share Register.....................  9
               4.2.5  Appropriate Entry in DNNLP Record of Limited Partners.......  9
               4.2.6  Issuance of Declaration of Change........................... 10
               4.2.7  Adoption of Enabling DNN Resolutions........................ 10

SECTION 5.   COVENANTS OF THE PARTIES............................................. 10
     5.1     Mutual Covenants of the Parties...................................... 10
     5.2     Additional Covenants of NSC SPVs..................................... 10
     5.3     Additional Covenants of the NKK SPVs................................. 11

SECTION 6.   REPRESENTATIONS AND WARRANTIES....................................... 11
     6.1     Representations and Warranties of the NSC SPVs....................... 11
     6.2     Representations and Warranties of the NKK SPVs....................... 11

SECTION 7.   COSTS................................................................ 11

SECTION 8.   TERMINATION; SURVIVAL OF PROVISIONS OF  AGREEMENT.................... 11
     8.1     Termination of Agreement............................................. 11
     8.2     Survival of Provision of Agreement................................... 12
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
SECTION 9.   NOTICES.............................................................. 12

     9.1     Addresses............................................................ 12
     9.2     Proof of Notice...................................................... 13

SECTION 10.  [RESERVED]........................................................... 13

SECTION 11.  GOVERNING LAW........................................................ 13

SECTION 12.  MISCELLANEOUS........................................................ 13
     12.1    Entire Agreement..................................................... 13
     12.2    Amendments........................................................... 13
     12.3    Actions Upon Breach.................................................. 13
     12.4    Waivers.............................................................. 13
     12.5    Cumulative Rights.................................................... 14
     12.6    Severability......................................................... 14
     12.7    Counterparts......................................................... 14
     12.8    Assignment........................................................... 14

Schedule 3.2 Documents to be Delivered by the NSC SPVs............................ 16

Schedule 3.3 Documents to be Delivered by the NKK SPVs............................ 17

Schedule 6.1 Warranties Relating to the NSC SPVs.................................. 18

Schedule 6.2 Warranties Relating to the NKK SPVs.................................. 20

Exhibit A [Line Access Agreement]................................................. 22

Exhibit B [Sale Approval Order]................................................... 23
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          THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated August 13,
2002, is made by and between:

          (1) Galvatek America Corporation, a Delaware corporation ("GAC"), and Galvatek Ontario Corporation, a Delaware corporation ("GOC"); and

          (2) National Ontario Corporation, a Delaware corporation ("NOC"), and National Ontario II, Limited, a Delaware corporation ("NOII").

                                   RECITALS:

          A. National Steel Corporation, a Delaware corporation ("NSC"), and certain of its affiliates, filed for bankruptcy protection in the United States on March 6, 2002.

          B. Following notice of the resulting Financial Default of the Partnership Agreement made as of September 18, 1990, as amended by Amendment No. 1 dated as of May 31, 1991 ("LPA") among Dofasco Inc., a Canadian corporation ("Dofasco"), NOII, GOC and DNN Galvanizing Corporation, an Ontario corporation ("DNN"), by Dofasco to NOII on April 12, 2002, as affirmed and adopted by GOC on May 3, 2002, a "Matured Default" occurred on April 18, 2002.

          C. BBK, Inc., a Michigan corporation (the "Valuator"), was appointed by the NKK SPVs (defined below), the appointment of which has been consented to by the NSC SPVs (defined below), to serve as the independent valuator prescribed by section [sic] 8.5(1) of the LPA and Section 5.4 of the SA (defined below) to determine the purchase price for the NSC Interests (defined below) to be acquired by the NKK SPVs. BBK signed an engagement letter with the NKK SPVs dated May 20, 2002 (the "Engagement Letter") and delivered its valuation of each of the NSC Interests on July 3, 2002.

          D. Pursuant to section 8.5(1) of the LPA, GOC must acquire the 9.5% Partnership Interest in DNN Galvanizing Limited Partnership ("DNNLP") owned by NOII and pursuant to Section 5.4 of the Shareholders' Agreement ("SA") made as of September 18, 1990 among DNN, 904153 Ontario Inc., an Ontario corporation, NOC and GAC, GAC must acquire the 50 Class B Shares of DNN owned by NOC (the 50 Class B Shares together with the 9.5% Partnership Interest, collectively the "NSC Interests"), all in the manner prescribed by the LPA and in accordance with the terms set forth herein.

          E. On July 9, 2002, Dofasco, NKK Corporation, a Japanese corporation ("NKK"), and NSC entered into a Letter Agreement the ("Letter Agreement") which in part extended the date on or before which the NSC Interests must be purchased from July 16, 2002 to August 16, 2002. Such Letter Agreement was followed by a Forbearance Agreement dated as of the date of this agreement entered into among Dofasco, NSC, the NSC SPVs and the NKK SPVs, among others (the "Forbearance Agreement"), which, in part, effects certain amendments to the LPA, SA and TPA (defined below).

          F. The parties desire to enter into this Agreement for the purpose of setting out the terms for the acquisition of the NSC Interests and various related matters attendant therewith.

          SECTION 1. DEFINITIONS AND INTERPRETATIONS

          1.1  Definitions.

               IN THIS AGREEMENT:

               "action(s)" means claims, suits, proceedings and investigations, whether at law or in equity, before any court, tribunal, regulatory body, arbitrator,arbitration panel or Governmental Body.

               An "affiliate" of a person means another person, directly or indirectly, controlling or controlled by or under common control with, such person. With respect to an individual, the term "affiliate" shall also mean his or her spouse, parents and children (natural or adopted).

               "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

               "Business Day" means a day during which commercial banks are open for business in New York, New York and in Toronto, Ontario.

               "Canadian dollar" or "CN$" means the lawful currency of Canada.

               "Class B Shares" has the meaning used in the SA.

               "50 Class B Shares" means the 50 Class B Shares owned by NOC.

               "50 Class B Shares Purchase Price" means the amount equivalent to the fair value of the 50 Class B Shares as determined by the Valuator pursuant to the Engagement Letter.

               "Closing" has the meaning specified in Section 3.1.

               "Closing Date" has the meaning specified in Section 3.1.

               "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of a majority of voting shares, the ability

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               to appoint a majority of the directors of such person, or by contract or otherwise.

               "DNN" has the meaning assigned to it in the recitals.

               "DNN Agreements" means the LAA, LPA, the SA, the TPA, the Letter Agreement, the Forbearance Agreement the Two-Party TPA, and all agreements incidental thereto.

               "DNNLP" has the meaning assigned to it in the recitals.

               "Dofasco" has the meaning assigned to it in the recitals.

               "Dofasco Participant" means 904153 Ontario Inc., an Ontario corporation.

               "Encumbrance" means any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention, third party right or any other security agreement or arrangement and includes any interest or equity of any person (including, without prejudice to the generality of the foregoing, any right to acquire, option or rights of preemption or first refusal).

               "Engagement Letter" has the meaning assigned to it in the recitals.

               "Financial Default" has the meaning assigned to it in the LPA.

               "Forbearance Agreement" has the meaning assigned to it in the recitals.

               "GAC" has the meaning assigned to it in the preordium.

               "GOC" has the meaning assigned to it in the preordium.

               "Governmental Body" means any national, state, county, municipal or other local government department, commission, board, bureau, agency, authority of Ontario, of Canada or of the United States, and any person exercising executive, legislative, judicial or regulatory functions of or pertaining to any of the foregoing entities, including, without limitation, all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other person controlled by any of the foregoing.

               "Income Tax Act (Canada)" or "ITA" means the Income Tax Act, R.S.C. 1985 (5th Supp.), as amended, the Income Tax Application Rules, R.S.C. 1985 (5th Supp.), c. 2, the Income Tax Regulations as amended to the date hereof and where a reference is made to a provision under the Income Tax Act it shall be deemed to include where applicable the Income Tax Application Rules, the Income Tax Regulations, any Notice of Ways and Means Motion or Bill tabled in the House of Commons or any press

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               release or publicly disseminated statement by or on behalf of the
               Minister of Finance, which may result in an amendment to the Income Tax Act, the Income Tax Application Rules or the Income
               Tax Regulations.

               "Joint Voting Agreement" means the Joint Venture Voting Agreement made as of March 15, 1990 between NKK and NSC.

               "LAA" means the Line Access Agreement to be entered into at the Closing by and among Dofasco, DNN, NAC and NSC substantially in the form of Exhibit A hereto.

               "Law(s)" means laws, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies (including, without limitation, any foreign exchange controls).

               "Letter Agreement" has the meaning assigned to it in the recitals.

               "LPA" has the meaning assigned to it in the recitals.

               "Matured Default" has the meaning assigned to it in the LPA.

               "Minister of National Revenue" means the Minister of National Revenue of Canada.

               "NAC" means NKK U.S.A. Corporation, a Delaware corporation.

               "NKK" means NKK Corporation, a Japanese corporation.

               "NKK SPVs" means GAC and GOC.

               "NOII" has the meaning assigned to it in the preordium.

               "NOC" has the meaning assigned to it in the preordium.

               "NSC" has the meaning assigned to it in the recitals.

               "NSC Interests" has the meaning assigned to it in the recitals.

               "NSC SPVs" means NOC and NOII.

               "Ontario" means the Province of Ontario, Canada.

               "person" means any individual, corporation, company, partnership, joint venture, association, joint stock company, trust or unincorporated organization.

               "Partnership Interest" has the meaning assigned to it in the LPA.

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               "9.5% Partnership Interest" means the Partnership Interest owned by NOII.

               "Purchase Price" means the aggregate of the 9.5% Partnership Interest Purchase Price and the 50 Class B Shares Purchase Price, less the fees and expenses paid or payable to the Valuator in accordance with the Engagement Letter.

               "9.5% Partnership Interest Purchase Price" means the amount equivalent to the fair value of the 9.5% Partnership Interest as determined by the Valuator pursuant to the Engagement Letter.

               "Remittance Date" has the meaning assigned to it in Section 3.2(f) hereof.

               "SA" has the meaning assigned to it in the recitals.

               "Sale Approval Order" means an Order of the Bankruptcy Court substantially in the form of Exhibit B hereto.

               "Tax" or "Taxes" means (a) all taxes payable under the Income Tax Act (Canada) and all federal, provincial, territorial, municipal, local, foreign and other taxes, imposts, rates, levies, assessments and government fees, charges or dues lawfully levied, assessed or imposed against the NSC SPVs including without limitation, income taxes, gross receipts taxes, excise taxes, sales taxes, goods and service tax, use taxes, franchise taxes, withholding taxes, payroll taxes, employment taxes (including CPP, EI and worker's compensation premiums), severance taxes, transfer taxes, property or windfall profits taxes, capital taxes, customs and import duties and other governmental charges and assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the NSC SPVs with respect to all periods or portions thereof ending on or before the Closing and/or (b) any liability of the NSC SPVs for the payment of any amounts of the types described in the immediately preceding clause (a) as a result of being a member of an affiliated or combined group.

               "Tax Legislation" means collectively, the Income Tax Act (Canada) and all provincial, state, municipal, county, territorial or other Tax statutes including all treaties, conventions, case law, interpretation bulletins, circulars and releases, rules, regulations, orders and decrees of any jurisdiction.

               "Tax Returns" means all reports, returns and other documents required to be filed under the provisions of any Tax Legislation and any tax forms required to be filed, whether in connection with a tax return or not, under any provisions of any applicable Tax Legislation.

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               "TPA" means Amended and Restated Toll Processing Agreement made as of July 26, 1996 between [sic] NAC, NSC and DNN.

               "Two-Party TPA" means the Toll Processing Agreement to be entered into between NAC and DNN at the Closing.

               "Transaction Documents" means this Agreement, the Forbearance Agreement, LAA and the Two-Party TPA and any other agreements that are entered into to consummate the transactions contemplated by this Agreement.

               "transfer" means any sale, bequest, exchange, assignment or gift, the creation of any Encumbrance, and any other disposition of any kind, whether voluntary or involuntary, affecting title to or possession of the subject item accomplished directly or indirectly.

               "United States" means the United States of America.

               "U.S. dollars" or "US$" means the lawful currency of the United States of America.

               "Valuation Date" means the date on which the valuator delivers the valuation of each of Class B Shares and of the 9.5% Partnership Interest pursuant to the terms of the Engagement Letter.

               "Valuator" has the meaning assigned to it in the recitals.

          1.2  Interpretations.

          In this Agreement:

               (a) a reference to this Agreement or any other document or to any specified provision of this Agreement or any other document is to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant parties;

               (b) words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons;

               (c) the contents table and the descriptive headings to sections, exhibits and schedules are inserted for convenience only, have no legal effect and shall be ignored in the interpretation of this Agreement;

               (d) references to a section, exhibit or a schedule are to a section of, exhibit to or a schedule to this Agreement; references to this Agreement include its schedules, and references in an exhibit or in a schedule or part of an exhibit or a schedule to a paragraph are to a paragraph of that schedule or exhibit or part of that schedule or exhibit; and

               (e) where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of a party, that party confirms that it has made due and diligent inquiry as to the matters that are the subject of any such representation or warranty.

          SECTION 2. SALE AND PURCHASE OF THE NSC INTERESTS; CONSIDERATION

          Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth herein, the NKK SPVs agree to purchase from the NSC SPVs and the NSC SPVs agree to sell to the NKK SPVs the NSC Interests free from any Encumbrance and having all rights of ownership.

          SECTION 3. CLOSING

          3.1  Closing.

          The closing of the sale and purchase of the NSC Interests (the "Closing") will take place at the offices of Kaye Scholer LLP in Chicago on the Closing Date. "Closing Date" means the earlier of (i) the date on which the Bankruptcy Court has docketed entry of the Sale Approval Order, or (ii) August 16, 2002.

          3.2 Closing Deliveries of the NSC SPVs.

               (a) At the Closing, the NSC SPVs shall deliver or cause to be delivered to the NKK SPVs (i) against payment of the Purchase Price (as adjusted, if adjusted, pursuant to Sections 3.2(b) through (f) below), one or more duly executed certificates, and appropriately completed and signed transfer forms relating thereto, representing the Class B Shares, (ii) the documents set forth in Schedule 3.2 hereto, (iii) certificates issued pursuant to Section 116 of the Income Tax Act (Canada) in respect of the sale of the NSC Interests containing certificate limits at least equal to the 9.5% Partnership Interest Purchase Price, with respect to NOII, and at least equal to the 50 Class B Shares Purchase Price, with respect to NOC, and (iv) such other documents and instruments as may be reasonably requested by the NKK SPVs.

               (b) Each of the NSC SPVs shall provide the NKK SPVs on or before the Closing with certificates of compliance for the purposes of Section 116 of the ITA with respective certificate limits (as defined in subsection 2 of Section 116 of the ITA) fixed by the Minister of National Revenue in such certificates equal to the 50 Class B Purchase Price and the 9.5% Partnership Interest Purchase Price, respectively.

               (c) If certificates of compliance have not been obtained by the NSC SPVs and provided to the NKK SPVs on or before the Closing, the respective NKK SPVs shall withhold 25% from each of the 50 Class B Purchase Price and the 9.5% Partnership Interest

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

Purchase Price (or any greater or lesser percentage that may be required at the applicable time) and remit such amounts as required to be remitted in accordance with paragraph (f).

               (d) If certificates of compliance are so delivered to the NKK SPVs by the NSC SPVs, the NKK SPVs shall be entitled to withhold from the 50 Class B Purchase Price and the 9.5% Partnership Interest Purchase Price respectively at Closing an amount equal to 25% (or any greater or lesser percentage that may be required at the applicable time) of the amount, if any, by which the 50 Class B Purchase Price and the 9.5% Partnership Interest Purchase Price respectively exceeds the respective certificate limit.

               (e) If NSC SPVs either deliver no certificates at Closing or deliver certificates for less than the amounts of the 50 Class B Purchase Price and the 9.5% Partnership Interest Purchase Price respectively and subsequently deliver to the NSC SPVs a certificate on or before the date that is 30 days after the end of the month in which the Closing occurs, the NKK SPVs shall pay to the NSC SPVs forthwith upon the delivery of such certificates by NSC SPVs to the NKK SPVs an amount equal to the lesser of:

                    (i)  The withheld amount; and

                    (ii) 25% (or any greater or lesser percentage that may be
                         required at the applicable time) of the respective amounts of the certificate limits if no certificates were previously issued and 25% (or any greater or lesser percentage that may be required at the applicable time) of the amounts by which the certificate limits exceed the aggregate certificate limits of all certificates previously issued if one or more certificates were previously issued.

               (f) If the NSC SPVs fail to deliver to the NKK SPVs one or more certificates which satisfy the provisions of Section 3.3(b) above, on or before the date that is 30 days after the end of the month in which the Closing occurs (the "Remittance Date"), the NKK SPVs shall, on the Remittance Date, pay to the Receiver General for Canada an amount equal to the amount which is not refunded to the NSC SPVs in accordance with paragraph (e) and the amount so paid by the respective NKK SPVs shall be considered for all purposes to be a payment made by the NKK SPVs to the NSC SPVs on account of the Purchase Price.

          3.3  Closing Deliveries of the NKK SPVs.

          At the Closing, the NKK SPVs will deliver or cause to be delivered to the NSC SPVs (i) the Partnership Interest Purchase Price and the Class B Shares Purchase Price, subject to any adjustment, if any, pursuant to this Section by certified or official bank check or by wire transfer in immediately available Canadian dollar funds, (ii) the documents set forth in Schedule 3.3 hereto, and
(iii) such other documents and instruments as may be reasonably requested by the NSC SPVs. If delivery will be made by wire transfer, the NSC SPVs shall timely furnish to the NKK SPVs all information reasonably required to complete the wire transfers timely.

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

          SECTION 4. CONDITIONS PRECEDENT

          4.1  Conditions Precedent to Obligations of the NSC SPVs.

          The obligation of the NSC SPVs to sell the NSC Interests to the NKK SPVs on the Closing Date pursuant to this Agreement shall be subject to the satisfaction or waiver in writing by either of the NSC SPVs at or prior to Closing of each of the following conditions:

               4.1.1 Compliance with Agreement. Each of the covenants and agreements of either of the NKK SPVs to be performed or complied with pursuant to this Agreement at or prior to Closing shall have been fully performed and complied with in all material respects.

               4.1.2 Execution of the Forbearance Agreement, LAA and Two-Party TPA. Each of the parties to the Forbearance Agreement, LAA and Two-Party TPA (except with respect to NSC as a party to the Forbearance Agreement and the LAA) shall have signed such documents and the Two-Party TPA as signed shall be in form and substance reasonably satisfactory to the NSC SPVs.

               4.1.3 Bankruptcy Court Approval. The Bankruptcy Court shall have docketed the Sale Approval Order.

          4.2  Conditions Precedent to Obligations of the NKK SPVs.

          The obligations of the NKK SPVs to purchase the NSC Interests from the NSC SPVs on the Closing Date pursuant to this Agreement shall be subject to the satisfaction or waiver in writing by either of the NKK SPVs at or prior to Closing of each of the following conditions:

               4.2.1 Compliance with Agreement. Each of the covenants and agreements of either of the NSC SPVs to be performed or complied with pursuant to this Agreement at or prior to Closing shall have been fully performed and complied with in all material respects.

               4.2.2 Execution of the Forbearance Agreement, LAA and Two-Party TPA. Each of the parties to the Forbearance Agreement, LAA and Two-Party TPA (except with respect to NAC as a party to the Forbearance Agreement, the LAA and the Two-Party TPA) shall have signed such documents.

               4.2.3 Bankruptcy Court Approval. The Bankruptcy Court shall have docketed the Sale Approval Order.

               4.2.4 Appropriate Entry on DNN Share Register. The share register of DNN at Closing shall specify that GAC is the owner of the Class B Shares.

               4.2.5 Appropriate Entry in DNNLP Record of Limited Partners. The record of limited partners of DNN LP shall show GOC and Dofasco as the sole limited partners.

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

               4.2.6 Issuance of Declaration of Change. The NKK SPVs shall have received a notarial/certified copy of Declaration of Change showing the change of limited partners of DNN LP.

               4.2.7 Adoption of Enabling DNN Resolutions. The NKK SPVs shall have received a certified copy of a resolution of the Board of Directors of DNN authorizing the transfer of the 9.5% Partnership Interest to GOC and of the 50 Class B Shares to GAC.

          SECTION 5. COVENANTS OF THE PARTIES

          5.1  Mutual Covenants of the Parties.

               (a) Each of the NSC SPVs and of the NKK SPVs agree that at all times it will cooperate fully with the other parties to endeavor to bring to full fruition the objectives of this Agreement, and at all times regarding the transactions contemplated by this Agreement act in good faith and take such actions as may be necessary or appropriate to effect fully the provisions of this Agreement, except that no party shall be required hereby to take any unlawful act, or to act contrary to public policy or to that party's established institutional policies or guidelines. Without limiting the generality of the foregoing, each of the parties agrees to use all reasonable commercial efforts to make their respective representations and warranties true and correct at Closing and to satisfy their respective conditions to Closing.

               (b) Without limiting the generality of Section 5.1(a), the NKK SPVs shall cause NKK to, and the NSC SPVs shall cause NSC to, terminate the Joint Voting Agreement effective as of the Closing.

               (c) NOII and GOC will use reasonable commercial efforts to cause DNNLP to make election described in Section 754 of the United States Internal Revenue Code of 1986, as amended, beginning with respect to the taxable year of DNNLP in which the Closing takes place.

          5.2 Additional Covenants of NSC SPVs.

               (a) [Reserved]

               (b) The NSC SPVs shall cause all directors of DNN nominated by the holders of the Class B Shares within their or any of their affiliates' control to vote so as to avoid taking any action intended by any such director that knowingly or reasonably foreseeably would result in a breach of a warranty of the NSC SPVs or in a breach of any of the DNN Agreements.

               (c) The NSC SPVs shall cause NSC to enter into the LAA and the Forbearance Agreement at the Closing.

               (d) The NSC SPVs each hereby irrevocably waives, and both jointly shall cause NSC to waive, any and all rights under applicable laws of the United States or any other jurisdiction to seek a determination from any court, judicial tribunal or Governmental Body that any of NSC, NOC or NO II can assume, assume and assign, sell or otherwise transfer any right or delegate any obligation they have under the LAA, LPA, SA or TPA.

               (e) [Reserved]

               (f) The NSC SPVs shall use all reasonable commercial efforts to obtain a Sale Approval Order by filing a motion or amending the currently pending motion seeking authorization to consummate this transaction.

               (g) The NSC SPVs shall cause NSC to pay promptly all amounts payable through the December 31, 2002 by NSC pursuant to the terms of the TPA and the Forbearance Agreement upon notice thereof by NAC or DNN in the currency stated in the invoice.

          5.3 Additional Covenants of the NKK SPVs.

               (a) The NKK SPVs shall cause NAC to enter into the Forbearance Agreement, the LAA and the Two-Party TPA at Closing.

               (b) The NKK SPVs shall cause NAC in turn to use all reasonable efforts to cause DNN to pay at the customary time to NSC all amounts payable to NSC under the terms of the TPA through December 31, 2002.

          SECTION 6. REPRESENTATIONS AND WARRANTIES

          6.1  Representations and Warranties of the NSC SPVs.

          Each of the NSC SPVs jointly and severally makes as of the date hereof and as of the Closing Date for the benefit of the NKK SPVs the representations and warranties set forth in Schedule 6.1.

          6.2  Representations and Warranties of the NKK SPVs.

          Each of the NKK SPVs jointly and severally makes as of the date hereof and as of the Closing Date for the benefit of the NSC SPVs the representations and warranties set forth in Schedule 6.2.

          SECTION 7. COSTS

          Subject to Section 8 below, each of the parties hereto shall be responsible for its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement.

          SECTION 8. TERMINATION; SURVIVAL OF PROVISIONS OF AGREEMENT

          8.1  Termination of Agreement.

               (a) If by 7 p.m. in New York on August 16, 2002 any of the conditions to the obligations of the NSC SPVs or the NKK SPVs, set forth in Sections 4.1 and 4.2 respectively, has not been satisfied, either party may terminate this Agreement by notice to the other party; provided that the party seeking to terminate this Agreement is then not in breach of this Agreement. Nonetheless, the parties agree and covenant that in the event Closing is not achieved for whatever reason other than by the breach of this Agreement by either party, the parties shall allocate the costs of the Valuator proratably among themselves and the NSC SPVs shall promptly reimburse the NKK SPVs their allocated portion. In the event Closing is not achieved by reason of the breach of this Agreement by a party, the breaching party and its affiliate which is a party hereto shall be responsible for the entire costs of the Valuator. If one of the NSC SPVs is the breaching party, the NSC SPVs shall promptly reimburse (jointly or severally) the NKK SPVs for the costs of the Valuator.

               (b) This Agreement may be terminated by the mutual agreement of the parties hereto expressed in writing.

               (c) If this Agreement is terminated pursuant to this Section 8, no party shall have any claim of any nature whatsoever under this Agreement except any liability which at the time of termination has already accrued, or which thereafter may accrue in relating to acts, omissions or breaches occurring prior to the date of termination.

          8.2  Survival of Provision of Agreement.

          Sections 1, 5.2(g), 5.3(b), 6, 7, 8, 9, 11 and 12 shall survive any termination of this Agreement or Closing; additionally, Sections 3.2(e), 3.2(f) and 5.1(c) shall survive the Closing.

          SECTION 9. NOTICES

          9.1  Addresses.

          Any notice or other document to be given under this Agreement shall be in writing and be deemed duly given to the other party if sent by the respective representatives and at the respective addresses set out below by facsimile transmission, mail or courier delivery service to:

                  (a)    GAC or GOC:
                         Address:  c/o NKK America Inc.
                         Suite 25
                         450 Park Avenue
                         New York, New York USA  10022
                         Attention:  Corporate Secretary
                         Facsimile:  (212) 826-6358

                  (b)    NOC or NOII:
                         Address:  c/o National Steel Corporation
                         4100 Edison Lakes Parkway
                         Mishiwaka, IN  46545
                         Attention:  Corporate Secretary
                         Facsimile:  (574) 273-7609

(or such other representative and address as one party may by notice in writing to the other party expressly substitute). Any notice so served by hand, fax, or courier shall be deemed to have been duly given (i) in the case of delivery by hand or by courier, when delivered; (ii) in the case of fax, at the time of transmission.

          9.2 Proof of Notice.

          In proving the giving of a notice, it shall be sufficient to prove that the overnight envelope containing such notice was properly addressed and that the facsimile transmission was sent to the proper facsimile number.

          SECTION 10. [RESERVED]

          SECTION 11. GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

          SECTION 12. MISCELLANEOUS

          12.1 Entire Agreement.

          The Transaction Documents set out the entire agreement and understanding among the parties relating to the subject matter of this Agreement and supersede all prior communications, written or oral, and all contemporaneous oral communications, with respect thereto among the parties or any assignor of the parties.

          12.2 Amendments.

          Any alteration, amendment, modification or variation of this Agreement shall be valid only if it is in writing and signed by or on behalf of each party.

          12.3 Actions Upon Breach.

          The parties affirm that any action for a breach of the provisions of this Agreement shall be maintained in contract law (or equity) and shall not be maintained in tort.

          12.4 Waivers.

          The single or partial exercise, or temporary or partial waiver, by any party of any right or the discontinuance, abandonment or adverse determination of any proceedings commenced by any party to enforce any right or provision shall not (except to the extent and for the period of any temporary or partial waiver) operate as a waiver of, or preclude any exercise or enforcement or further exercise or enforcement by, that party of any other right, provision or remedy.
                                       13

          12.5 Cumulative Rights.

          The rights and remedies of each party contained in this Agreement are cumulative and are not exclusive of rights or remedies provided by law.

          12.6 Severability.

          Each provision of this Agreement is distinct and severable from the others. It is the intention of the parties that each provision shall be and shall remain valid to the fullest extent permitted by law. If any provision is or becomes invalid, illegal or unenforceable under any enactment or rule of law, it shall to the extent invalid be deemed not to form part of this Agreement and all other provisions of this Agreement shall continue in full force and effect.

          12.7 Counterparts.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

          12.8 Assignment.

          Without the prior written consent of the non-assigning party, which consent shall not unreasonably withheld, neither party hereto shall assign any of its rights or obligations under this Agreement.

               [SIGNATURE PROVISIONS APPEAR ON THE FOLLOWING PAGE]

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NKK SPVs:                                    NSC SPVs:


GALVATEK AMERICA CORPORATION                 NATIONAL ONTARIO CORPORATION
                                               Debtor and Debtor in Possession


By: /s/ Mineo Shimura                          By: Kirk A. Sobecki
    -----------------                              ---------------
    Name: Mineo Shimura                            Name: Kirk A. Sobecki
    Title: President                               Title: VP & CFO


GALVATEK ONTARIO CORPORATION                   NATIONAL ONTARIO II, LIMITED
                                                 Debtor and Debtor in Possession


By: /s/ Mineo Shimura                          By: Kirk A. Sobecki
    -----------------                              ---------------
    Name: Mineo Shimura                            Name: Kirk A. Sobecki
    Title: President                               Title: VP & CFO

                                  SCHEDULE 3.2

                    DOCUMENTS TO BE DELIVERED BY THE NSC SPVs

(i) letters of resignation of each director of DNN nominated by the holders of Class B Shares controlled by the NSC SPVs

                                  SCHEDULE 3.3

                    DOCUMENTS TO BE DELIVERED BY THE NKK SPVs

(i) the minutes of the board of directors of each of the NKK SPVs, NAC and NKK which, inter alia, to the extent pertinent approve the transactions contemplated by this Agreement and authorize the signature, execution and completion (as appropriate) of this Agreement and the documents ancillary to this Agreement

                                  SCHEDULE 6.1

                       WARRANTIES RELATING TO THE NSC SPVs

DISCLOSURE

1.1 The information provided to the Valuator by or on behalf of the NSC SPVs was provided in good faith and when read as a whole is in all material respects true, complete, accurate and not misleading.

1.2 There has been no intentional withholding by the NSC SPVs or any of their affiliates of any information relating to DNN or the toll processing facility that would, if disclosed, make the contents of the information provided to the Valuator when read as a whole misleading.

VALID EXISTENCE AND DUE ORGANIZATION; CORPORATE POWER AND AUTHORITY

2.1 Each of NOII, NOC and NSC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, United States.

2.2 Each of NOII and NOC has all requisite corporate power and authority and all necessary consents to own its properties and to carry on its business as is currently conducted.

ABSENCE OF ENCUMBRANCE ON THE NSC INTERESTS

3.1 The NSC Interests when delivered to the NKK SPVs against payment therefor will be free from any Encumbrance, there is no agreement or commitment to give or create any such Encumbrance and no claim has been made by any person entitled to any of the foregoing.

3.2 All of the NSC Interests are fully-paid or properly credited as fully-paid; NOII is the sole legal and beneficial owner of the 9.5% Partnership Interest and NOC is the sole legal and beneficial owner of the 50 Class B Shares.

ENFORCEABILITY

4 Subject only to the entry of the Sale Approval Order, the execution, delivery and performance of each of the Transaction Documents to which either of the NSC SPVs or any of their affiliates are a party and the transactions contemplated herein and therein, have been duly authorized by the NSC SPVs and by such affiliates (as applicable), and when executed and delivered by the NSC SPVs or by one of their affiliates (as applicable), each of the Transaction Documents to which it or one of its affiliates is party will constitute valid and binding obligations of such entity.

CONSENTS

5 No consent of any Governmental Body or any court is required of either of the NSC SPVs, or of NSC, for the consummation of the transactions contemplated by the Transaction Documents other than the Sale Approval Order.

NO CONFLICTS

6 There is no provision of the organizational documents of either of the NSC SPVs or of NSC and no provision of any Law, mortgage, indenture, contract or other agreement binding on either of the NSC SPVs or on NSC or affecting any of their respective properties, which would prohibit, conflict with or in any way prevent the execution, delivery or performance of the terms of any of the Transaction Documents to which either of the NSC SPVs or NSC is a party.

                                  SCHEDULE 6.2

                       WARRANTIES RELATING TO THE NKK SPVs

DISCLOSURE

1.1 The information provided to the Valuator by or on behalf of the NKK SPVs was provided in good faith and when read as a whole is in all material respects true, complete, accurate and not misleading.

1.2 There has been no intentional withholding by the NKK SPVs or any of their affiliates of any information relating to DNN or the toll processing facility that would, if disclosed, make the contents of the information provided to the Valuator when read as a whole misleading.

VALID EXISTENCE AND DUE ORGANIZATION

2 Each of the NKK SPVs and NAC is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware, United States. NKK is a company duly incorporated, validly existing and in good standing under the laws of Japan.

CORPORATE POWER AND AUTHORITY

3 Each of the NKK SPVs, NAC and NKK has all requisite corporate power and authority and all necessary consents to own its properties and to carry on its business as is currently conducted.

ENFORCEABILITY

4 The execution, delivery and performance of each of the Transaction Documents to which either of the NKK SPVs or any of their affiliates is a party and the transactions contemplated herein and therein, have been duly authorized by each of the NKK SPVs and by such affiliates (as applicable), and when executed and delivered by the NKK SPVs or by one of their affiliates (as applicable), each of the Transaction Documents to which it or one of its affiliates is a party will constitute valid and binding obligations of such entity enforceable against such entity, in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and by general equity principles (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy; and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

CONSENTS

5 No consent of any Governmental Body or any court is required of either of the NKK SPVs, or one of its affiliates, for the consummation of the transactions contemplated by the Transaction Documents.

NO CONFLICTS

6 There is no provision of the organizational documents of either of the NKK SPVs, or of NAC or NKK, and no provision of any Law, mortgage, indenture, contract or other agreement binding on either of the NKK SPVs, or on NAC or NKK, or affecting any of its properties, which would prohibit, conflict with or in any way prevent the execution, delivery or performance of the terms of any of the Transaction Documents to which either of the NKK SPVs or one of its affiliates is a party.

NO INSOLVENCY

7 No order has been made, petition presented or meeting convened for the purpose of considering a resolution for the winding up of or for the appointment of any receiver, liquidator or provisional liquidator. No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of either of the NKK SPVs, or of NAC or NKK. Neither of the NKK SPVs, nor NAC nor NKK, has ceased trading or stopped payment to its creditors and there are no grounds on which either of the NKK SPVs, or of NAC or NKK could be found to be unable to pay its debt.

LITIGATION

8 There are no actions pending or to the knowledge of the NKK SPVs threatened against or affecting the NKK SPVs, NAC, NKK, DNN or DNNLP in any court, before any Governmental Body or before any arbitrator which with the passage of time could reasonably be expected to have a material adverse impact either on the transactions contemplated by this Agreement or on the DNN facility; and there is no existing default by any of the NKK SPVs, NAC or NKK under any applicable order, writ, injunction or decree of any court, Governmental Body or any arbitrator.

                                    EXHIBIT A

                             [LINE ACCESS AGREEMENT]

                                    EXHIBIT B

                              [SALE APPROVAL ORDER]